Exhibit 99.8

CONSULTANT
G.A. David Dass
Lee Hock Chye
Christopher Lee

PARTNERS
John Mathew
Jainil Bhandari
Our reference 319587/00005/YYMG	Yon See Ting
22 November 2024	Fiona Sequerah
OMS Energy Technologies Inc.	Lim Wee Hann
10 Gul Circle	Yau Yee Ming
Singapore 629566	Lim Hui Ming
Kuok Yew Chen
Dear Sirs	Deepak Pillai
OMS ENERGY TECHNOLOGIES INC. (THE “COMPANY)” – REGISTRATION STATEMENT ON FORM F-1 OF THE COMPANY	Por Chuei Ying Kelvin Kho Hui Khiang Chor Jack
1.

We have acted as Malaysian legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-1 (the “Registration Statement”) shared with us on 22 November 2024 (as appended in Appendix 2) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering (“Offering”) of up to 5,555,556 ordinary shares in the capital of the Company (“Shares”) being offered by the Company. We have taken instructions solely from the Company.

Tracy Wong Intan Haryati Rubini Murugesan Annette Soh Lim Siaw Wan Adrian Chee Jennifer Lee Justin Chua Ooi Ju-Lien Shemane Chan Ngai Fung
2.

We have been instructed to render our opinion on the affairs of the indirect subsidiaries[1] of the Company which are incorporated in Malaysia, namely:

(a)    OMS Oilfield Holdings Sdn. Bhd. (“OMS (Malaysia Holding)”);

(b)    OMS Oilfield Services Sdn. Bhd. (“OMS (Malaysia OpCo)”); and

(c)    Top Pentagon Sdn. Bhd. (“Top Pentagon”).

(collectively, the “MY Entities”)

Avinash Pradhan

Ng Sey Ming

Chua See Hua

Valerie Ngooi Ming Hui

Heng Yee Keat

Clive Navin Selvapandian
Niak Hiong Keong
Carol Lim Yen Ling
Anissa Maria Anis
Jane Guan Shu Pei
Yong Shih Han
Evelyn Ch’ng Huey Ching
Chelsea Chan Hwee Cheng
Daphne Lam Pooi Mun
3.

For the purpose of rendering this opinion, we have examined:

(a) a copy of the Registration Statement on Form F-1 shared with us on 22 November 2024

(as appended in Appendix 2);

(b) the list of documents set out in Appendix 1 hereto (“Reviewed Documents”);

(c) the confirmations issued by the Target via email on 30 October 2024;

(d) results of the following electronic and physical searches of public record:

(i) a company search on the MY Entities with the Companies Commission Malaysia (“CCM”) (“CCM Search”) (as at the date stated in the table below);

Looi Zhi Min John Rolan Fernandez Sivaram Prasad Teo Siang Ly Jacyn Phuah Adrian Yap Celia Cheah Sri Richgopinath Leong Li Sze Janice Ooi Huey Peng

[1]	“Subsidiary” in the context of this opinion and in relation to any person, means any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that first-mentioned person. “Control” means, with respect to a person, the right to exercise, directly or indirectly, more than 50% of the voting rights or participation interests of such person, or the power to direct or cause the direction of the management or policies of such person.

(ii)	eSearches relating to intellectual property applications and registrations at the Intellectual Property Corporation of Malaysia (“MyIPO”) in respect of trademarks, patents and designs in Malaysia (“MyIPO Searches”) (as at the date stated in the table below);

(iii)	company winding up searches on the MY Entities with the Malaysia Department of Insolvency (“Winding-up Search”) (up to the date stated in the table below);

(iv)	bankruptcy searches on the directors of the MY Entities with the Malaysia Department of Insolvency (“Bankruptcy Searches”) (up to the date stated in the table below);

(v)	case management searches for industrial relations claims involving the MY Entities with the Industrial Court of Malaysia (under the purview of Ministry of Human Resource) (“IR Claim Searches”) (up to the date stated in the table below);

(vi)	searches on OMS (Malaysia Holding) and OMS (Malaysia OpCo) in CTOS Data Systems Sdn Bhd’s (“CTOS”) database (which is an electronic archive of information collated by CTOS from public sources such as government gazettes, newspapers, court notices, and searches at the relevant statutory bodies) (“CTOS Searches”); and

in each case, conducted on the dates as set out below:

	Search	Search on the MY Entities as of
(1)	CCM Search	22 November 2024
(2)	MyIPO Searches	22 November 2024
(3)	Winding Up Search	22 November 2024
(4)	Bankruptcy Searches	22 November 2024
(5)	IR Claim Searches	22 November 2024
(6)	CTOS Searches	22 November 2024 (OMS (Malaysia Holding) and OMS (Malaysia OpCo) only)

(collectively, the CCM Search, MyIPO Search, Winding Up Search, Bankruptcy Searches, IR Claim Searches and CTOS Searches shall be referred to as the “Searches”)

(e)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

4.	Specifically for OMS (Malaysia Holding) and Top Pentagon, we have not conducted legal due diligence on these entities and we have only referred to the results of the public searches conducted on these entities as described in paragraph 3 of this legal opinion, in rendering this opinion.

5.	Other than the Reviewed Documents which we have reviewed for the purpose of this opinion, we have not reviewed any other document or carried out any other enquiries or investigation for the purposes of giving this opinion. Our opinion herein is accordingly subject to there not being anything contained in any document not reviewed by us or any information not disclosed to us that may require us to vary or amend this opinion.

6.	Save as expressly provided in paragraph 9 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 3 of this legal opinion.

7.	This opinion relates only to the laws of general application in Malaysia as at the date hereof and as currently applied by the Malaysian courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia. In respect of the Reviewed Documents, we have assumed due compliance with all matters concerning the laws of all other relevant jurisdictions (other than Malaysia). In particular:

(a)	we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation, or on any taxation laws of any jurisdiction (including Malaysia), (ii) that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Reviewed Documents and/or the Offering will not contravene Malaysian law, its application or interpretation if altered in the future, and (iii) with regard to the effect of any systems of law (other than Malaysian law) even in cases where, under Malaysian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Malaysian law) would not affect or qualify the opinions as set out below.

8.	We have assumed:

(a)	the completeness and correctness of all facts stated in all documents submitted to us and all information provided by the Company to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that copies of all documents submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

(d)	the information disclosed in each of the Searches may not be conclusive as to the particulars contained therein because the requisite notices or relevant documents may either not have been filed with, or having been filed, have not been processed by the relevant registry and will thus not appear on public record at the date on which the relevant Searches were carried out. Notwithstanding that, we assume that the information in these Searches:

(i)	is true and complete and reveals all matters which are capable of being revealed and are required to be notified to the relevant authority or bodies notwithstanding such matters may not in fact have been so notified or that any time limit for any such notification has not yet expired;

(ii)	has not since been materially altered; and

(iii)	does not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the search.

It should be noted that:

(i)	a CCM search is not capable of revealing whether or not a winding-up petition has been presented; and

(ii)	save for industrial relations claims, without having a specific court and case number, there is no public database in Malaysia where it is possible to exhaustively establish whether a person is involved in any legal proceedings.

(e)	the completeness, correctness and validity of the documents which we have relied on in issuing this opinion;

(f)	that the documents and information, when provided, were as current as possible at the time of our enquiries and that no changes had occurred or were envisaged without us being made aware of it;

(g)	that unless we were informed by the Company, no updated information or material were added to the material, files and information provided to us by the Company;

(h)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft;

The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this opinion). No assumption specified above is limited by reference to any other assumption.

9.	Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us:

(a)	OMS (Malaysia Holding) was incorporated in Malaysia on 4 July 1977 and the sole shareholder of OMS (Malaysia Holding) is OMS Holdings Pte Ltd, holding 100% of the share capital;

(b)	OMS (Malaysia OpCo) was incorporated in Malaysia on 19 August 1980 and the shareholders of OMS (Malaysia OpCo) are:

●	OMS Holdings Pte Ltd (0.00003% of the share capital);

●	OMS (Malaysia Holding) (36.24996% of the share capital); and

●	Top Pentagon (63.75001% of the share capital).

(c)	Top Pentagon was incorporated in Malaysia on 5 January 2010 and the shareholders of Top Pentagon are (taking into account all shares held, including preference shares):

●	OMS (Malaysia Holding) (27.3% of the share capital); and

●	Raja Nordianah Bt Raja Zainal Karib Shah (72.7% of the share capital).

(d)	The statements set forth in the Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities – Malaysia”, ” History and Corporate Structure”, “Business”, and “Regulatory Environment” (collectively, the “Relevant Sections”) insofar as such statements constitute summaries of the Malaysian legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

10.	We neither express nor imply any opinion on:

(a)	any financial statements or other financial data, or any other financial, business, statistical, operational, accounting, audit or taxation issues (including any tax consequences of any transactions contemplated by the Offering) (including matters relating to the prospects and future performance of the Company or the MY Entities); and

(b)	any statements or opinions as to prospects, projections or the occurrence of matters in the future, which are referred to in the Relevant Sections of the Registration Statement.

11.	In preparing the Relevant Sections, we have relied on the material, documents, information and confirmations provided to us by the Company and have not separately conducted any on-site visit, operational due diligence or other verification.

12.	Our opinion above is strictly limited to the matters expressly stated in this opinion and does not apply by implication to other matters.

13.	This opinion relates only to the laws of general application of the Malaysia as published at the date hereof and as currently applied by the courts of Malaysia, and is given on the basis that it will be governed by and construed in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than Malaysia.

14.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Malaysian law in Malaysia, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

15.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

16.	This opinion is given on the basis of the laws of Malaysia in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of Malaysia after the date of this opinion.

Yours faithfully,

/s/ Christopher & Lee Ong
Christopher & Lee Ong

Ooi Ju Lien

Partner

Date: 22 November 2024

T +6 03 2273 1919
F +6 03 2273 8310
E ju.lien.ooi@christopherleeong.com

Enclosures

Appendix 1

No.	Name of document
1.	Certificate of Incorporation dated 19 August 1980 in respect of OMS (Malaysia OpCo)

2.	Form 13 (Certificate of Change of Name) in respect of OMS (Malaysia OpCo) dated 24 May 1983

3.	Form 13 (Certificate of Change of Name) in respect of OMS (Malaysia OpCo) dated 15 June 1999

4.	Form 13 (Certificate of Change of Name) in respect of OMS (Malaysia OpCo) dated 31 January 2005

5.	Form 13 (Certificate of Change of Name) in respect of OMS (Malaysia OpCo) dated 5 March 2007

6.	Form 13 (Certificate of Change of Name) in respect of OMS (Malaysia OpCo) dated 19 July 2010

7.	Register of Members of OMS (Malaysia OpCo)

8.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 19 August 1980

9.	Form 24 (Return of Allotment) in respect of OMS (Malaysia OpCo) dated 19 August 1980

10.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 16 September 1982

11.	Form 24 (Return of Allotment) in respect of OMS (Malaysia OpCo) dated 31 March 1981

12.	Form 24 (Return of Allotment) in respect of OMS (Malaysia OpCo) dated 10 August 1981

13.	Form 24 (Return of Allotment) in respect of OMS (Malaysia OpCo) dated 17 September 1981

14.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 17 September 1981

15.	Form 24 (Return of Allotment) in respect of OMS (Malaysia OpCo) dated 24 June 2010

16.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 2 September 1980

17.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 20 December 1982

18.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 19 August 1983

19.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 24 May 1996

20.	Form of Transfer of Securities from Antah Oiltools Sdn. Bhd to Potensi Serakan Sdn. Bhd dated 24 May 1996

21.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 6 May 2002

22.	Form of Transfer of Securities from Oiltools Holdings (Malaysia) Sdn. Bhd.to Syarikat Pesaka Antah Sdn. Bhd. dated 6 May 2002

23.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 15 December 2005

24.	Form of Transfer of Securities from Potensi Serakan Sdn. Bhd. to OMS (Malaysia Holding) dated 15 December 2005

25.	Form of Transfer of Securities from Syarikat Pesaka Antah Sdn. Bhd. to OMS (Malaysia Holding) dated 15 December 2005

26.	Directors’ Resolution in respect of OMS (Malaysia OpCo) dated 30 June 2010

27.	Form of Transfer of Securities from Scomi OMS Oilfield Holdings Sdn. Bhd. to Sirih Manis Sdn. Bhd. dated 30 June 2010

28.	Form of Transfer of Securities from Scomi OMS Oilfield Holdings Sdn. Bhd. to OMS Holdings Pte. Ltd. dated 30 June 2010

29.	Form of Transfer of Securities from Scomi OMS Oilfield Holdings Sdn. Bhd. to Top Pentagon Sdn. Bhd. dated 30 June 2010

30.	The Letter of Offer of employment dated 3 January 2013 made between OMS (Malaysia OpCo) and Mohd Ismail Bin Mohammed Hatta

31.	Tenancy Agreement dated 20 September 2023 made between Pangkalan Bekalan Kemaman Sdn. Bhd. and OMS (Malaysia OpCo)

32.	Tenancy Agreement dated 7 August 2023 made between Pangkalan Bekalan Kemaman Sdn. Bhd. and OMS (Malaysia OpCo)

33.	Letter dated 5 September 2023 issued by Pangkalan Bekalan Kemaman Sdn. Bhd. to OMS (Malaysia OpCo)

34.	Lease Agreement dated 12 January 2006 made between Asian Supply Base Sdn. Bhd. (“ASB”) and OMS (Malaysia OpCo)

35.	Letter dated 14 March 2017 issued by ASB to OMS (Malaysia OpCo)

36.	Letter dated 29 April 2020 issued by ASB to OMS (Malaysia OpCo)

37.	Letter dated 9 November 2020 issued by ASB to OMS (Malaysia OpCo)

38.	Private Land Search dated 8 January 2024 conducted on the land with title details HSD 53984, PTD 87643, Mukim Kulai, Kulai District, Johor, Malaysia

39.	Title deed dated 22 October 2012 for the land with title details HSD 53984, PTD 87643, Mukim Kulai, Kulai District, Johor, Malaysia

40.	Sale and Purchase Agreement dated 1 October 2007 made between Johor Corporation and OMS (Malaysia OpCo)

41.	License to Supply Products/Service to Exploration and Oil/Gas Companies in Malaysia issued by Petroliam Nasional Berhad to OMS (Malaysia OpCo) expiring on 12 January 2025

42.	Business Premises License for the activities of a management office with license number DBKL.JPPP/01124/05/2018/PR01 issued by Kuala Lumpur City Hall to OMS (Malaysia OpCo) expiring on 24 November 2025

43.	Business Premises License for the activities of a factory for steel engineering and signboard with license number L0417020012 issued by Iskandar Puteri Municipal Council to OMS (Malaysia OpCo) expiring on 31 December 2024

44.	Business Premises License for the services for the preparation of goods for the oil/gas/liquid industry with license number PL013737 issued by Labuan Corporation to OMS (Malaysia OpCo) expiring on 31 December 2024

45.	Business Premises License for the activities of electrical and mechanical heavy engineering works with account number 0601102930190 issued to OMS (Malaysia OpCo) by the Kemaman Municipal Council expiring on 31 December 2024

46.	Control of Supplies Act license with Reference number: KPDNKK/KMN/25-09/09 SK D issued to OMS (Malaysia OpCo) by the Ministry of Domestic Trade and Cost of Living expiring on 10 January 2025

47.	Poisons Act Type B (Wholesales license) dated 4 January 2024 with register no MJB0150/2024 issued to Nor Ayu Syahziera Binti Nordin of OMS (Malaysia OpCo). by the Ministry of Health expiring on 31 December 2024

48.	Permit to purchase, store and use of Sodium Hydroxide dated 1 Jan 24 with register no. TC0023/2024 issued to Mohamad Yazid bin Abd Ghani of OMS (Malaysia OpCo). by the Ministry of Health expiring on 31 December 2024

49.	Poisons Act Type B (Wholesales license) dated 31 January 2024 with register no MLB0014/2024 issued to Harmika Binti Hasim of OMS (Malaysia OpCo). by the Ministry of Health expiring on December 31, 2024

50.	Regulation 56 Certificate of Registration of Trademark (Trade Mark No. 2012059138) dated 20 March 2014 issued to OMS Oilfield Services Pte. Ltd. (“OMS (Singapore)”) under the Malaysian Trademarks Regulations 1997 of the Trade Marks Act 1976

51.	Regulation 56 Certificate of Registration of Trademark (Trade Mark No. 2012059147) dated 14 November 2013 issued to OMS (Singapore) under the Malaysian Trademarks Regulations 1997 of the Trade Marks Act 1976

52.	Regulation 56 Certificate of Registration of Trademark (Trade Mark No. 2012059152) dated 28 January 2014 issued to OMS (Singapore) under the Malaysian Trademarks Regulations 1997 of the Trade Marks Act 1976

53.	Section 39 Notice of Registration Renewal of Trademark (Trade Mark No. 2012059138) dated 10 November 2022 issued under the Malaysian Trademarks Regulations 2019 of the Trade Marks Act 2019

54.	Section 39 Notice of Registration Renewal of Trademark (Trade Mark No. 2012059147) dated 10 November 2022 issued under the Malaysian Trademarks Regulations 2019 of the Trade Marks Act 2019

55.	Section 39 Notice of Registration Renewal of Trademark (Trade Mark No. 2012059152) dated 10 November 2022 issued under the Malaysian Trademarks Regulations 2019 of the Trade Marks Act 2019

56.	Master Purchase Agreement No. CW303866 dated 1 February 2023 made between OMS (Malaysia OpCo) and Halliburton Manufacturing & Technology (M) Sdn. Bhd. (“Halliburton Malaysia”)

57.	First Amendment to the Master Purchase Agreement dated 6 October 2023 made between OMS (Malaysia OpCo) and Halliburton Malaysia

Appendix 2

DRS referred to for purposes of our opinion (as appended)